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                                 EXHIBIT 23.5

                         CONSENT OF GRANT THORNTON LLP,
             INDEPENDENT AUDITORS FOR EL CAPITAN BANCSHARES, INC.,
                       PREVIOUSLY MERGED INTO REGISTRANT
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the inclusion in the Form S-4 Registration Statement of ValliCorp
Holdings, Inc. pertaining to its proposed merger with Auburn Bancorp of our report dated January 19, 1996, with respect to the consolidated financial statements of El Capitan Bancshares, Inc. and its subsidiary.



GRANT THORNTON LLP
Stockton, California
June 18, 1996